Exhibit 99.1

TransDigm Group Reports Fiscal 2019 First Quarter Results

Cleveland, Ohio, February 5, 2019/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 29, 2018.

Highlights for the first quarter include:

•	Net sales of $993.3 million, up 17.1% from $848.0 million;

•	Net income from continuing operations of $196.0 million, down 37.2% from $312.0 million;

•	Earnings per share from continuing operations of $3.05, down 33.7% from $4.60;

•	EBITDA As Defined of $486.7 million, up 21.2% from $401.5 million;

•	Adjusted earnings per share of $3.85, down 31.0% from $5.58, with the prior year period including $2.65 per share of one-time favorable impact from the enactment of tax reform; and

•	Upward revision to fiscal 2019 financial guidance.

Net sales for the quarter rose 17.1%, or $145.3 million, to $993.3 million from $848.0 million in the comparable quarter a year ago. Organic sales growth was 11.6%.

Net income from continuing operations for the quarter declined 37.2% to $196.0 million, or $3.05 per share, compared to $312.0 million, or $4.60 per share, in the comparable quarter a year ago. The decrease in net income is due to a higher effective tax rate of 21.5% for the current quarter compared to (63.4%) for the thirteen weeks ended December 30, 2017. The prior year quarter was favorably impacted by the enactment of the U.S. Tax Cuts and Jobs Act (tax reform) and included a one-time provisional net tax benefit of $147.1 million, or $2.65 per share. The increase to the balance of net income primarily reflects the increase in net sales described above and improvements to our operating margin resulting from the strength of our proprietary products and continued productivity efforts.

Earnings per share were reduced in both 2019 and 2018 by $0.43 per share and $1.01 per share, respectively, representing dividend equivalent payments made during each quarter.

Adjusted net income for the quarter decreased 30.2% to $216.3 million, or $3.85 per share, from $310.1 million, or $5.58 per share, in the comparable quarter a year ago. Adjusted earnings per share in the prior year quarter included $2.65 per share of one-time favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share increased 31.4% over $2.93 per share in the prior year.

EBITDA for the quarter increased 19.5% to $457.2 million from $382.5 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 21.2% to $486.7 million compared with $401.5 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 49.0%.

"We are pleased with our first quarter operating results and strong start to the fiscal year,” stated Kevin Stein, TransDigm Group’s President and Chief Executive Officer. “Total revenue ran ahead of our expectations and bookings, or incoming orders, outpaced revenue in all major market channels. Our reported EBITDA As Defined margin of 49.0% expanded over 150 basis points in spite of margin dilution from the acquisitions completed in fiscal 2018. Our relentless focus on our proven operating strategy continues to create intrinsic shareholder value."
During the quarter, on October 9, 2018, TransDigm entered into a definitive agreement under which TransDigm will purchase all of the outstanding shares of common stock of Esterline Technologies Corporation (NYSE:ESL) for $122.50 per share in cash, or a total transaction value of approximately $4.0 billion. All required regulatory reviews are complete, other than the European Commission antitrust review and the French foreign investment review. Subject to satisfactory completion of these reviews and other customary closing conditions, the Company currently expects the closing of the acquisition to occur in March or April 2019.

Subsequent to the quarter end, on January 30, 2019 TransDigm entered into a purchase agreement in connection with a private offering of $3.8 billion aggregate principal amount of 6.25% senior secured notes due 2026. In addition, on February 1, 2019, the Company entered into purchase agreements for an additional $200 million of 6.25% senior secured notes due 2026 and $550 million of 7.50% senior subordinated notes due 2027. TransDigm intends to use the net proceeds of the $4.0 billion secured notes to fund the purchase price for the Esterline acquisition and the net proceeds from the $550 million of subordinated notes to redeem all of its outstanding 5.50% senior subordinated notes due 2020. All offerings are expected to close on February 13, 2019.

Fiscal 2019 Outlook
Mr. Stein stated, "We are increasing our full year guidance primarily to reflect our strong first quarter results." Excluding any impact from the pending acquisition of Esterline and recent financing activities, assuming no additional acquisitions, and based on current market conditions, TransDigm now expects fiscal 2019 financial guidance to be as follows:

•	Net sales are anticipated to be in the range of $4,145 million to $4,235 million compared with $3,811 million in fiscal 2018;

•	Net income from continuing operations is anticipated to be in the range of $855 million to $893 million compared with $962 million in fiscal 2018 (1);

•
Earnings per share from continuing operations is expected to be in the range of $14.76 to $15.44 per share based upon weighted average shares outstanding of 56.3 compared with $16.28 per share in fiscal 2018 (1);

•	EBITDA As Defined is anticipated to be in the range of $2,065 million to $2,115 million compared with $1,877 million in fiscal 2018; and

•	Adjusted earnings per share is expected to be in the range of $16.42 to $17.10 per share compared with $17.83 per share in fiscal 2018.
(1) Fiscal 2018 net income includes a one-time provisional benefit of $146.4 million, or $2.63 per share due to the enactment of tax reform. Excluding the one-time provisional tax benefit, fiscal 2018 earnings per share from continuing operations would be $13.65 per share. The mid-point of fiscal 2019 earnings per share guidance range of $15.10 represents a 10.6% increase over this adjusted number.
Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2019. Additionally, please see the attached table 7 for comparison of the current fiscal year 2019 guidance versus the previously issued fiscal year 2019 guidance.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 5, 2019, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 9899905. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the pass code 9899905. International callers should dial (404) 537-3406 and use the same pass code.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2019 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Director of Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
DECEMBER 29, 2018 AND DECEMBER 30, 2017
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 29, 2018	December 30, 2017
NET SALES	$993,302	$847,960
COST OF SALES	429,185	371,310
GROSS PROFIT	564,117	476,650
SELLING AND ADMINISTRATIVE EXPENSES	122,183	106,528
AMORTIZATION OF INTANGIBLE ASSETS	20,034	17,112
INCOME FROM OPERATIONS	421,900	353,010
INTEREST EXPENSE - NET	172,000	160,933
REFINANCING COSTS	136	1,113
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	249,764	190,964
INCOME TAX PROVISION	53,722	(121,047)
INCOME FROM CONTINUING OPERATIONS	196,042	312,011
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	2,764
NET INCOME	$196,042	$314,775
NET INCOME APPLICABLE TO COMMON STOCK	$171,733	$258,627
Net earnings per share:
Net earnings per share from continuing operations - basic and diluted	$3.05	$4.60
Net earnings per share from discontinued operations - basic and diluted	—	0.05
Net earnings per share	$3.05	$4.65
Weighted-average shares outstanding:
Basic and diluted	56,266	55,600

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
DECEMBER 29, 2018 AND DECEMBER 30, 2017
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 29, 2018	December 30, 2017
Net income	$196,042	$314,775
Less: Income from discontinued operations, net of tax (1)	—	2,764
Income from Continuing Operations	196,042	312,011
Adjustments:
Depreciation and amortization expense	35,418	30,639
Interest expense, net	172,000	160,933
Income tax provision	53,722	(121,047)
EBITDA	457,182	382,536
Adjustments:
Acquisition-related expenses and adjustments (2)	11,739	2,074
Non-cash stock compensation expense (3)	17,730	11,113
Refinancing costs (4)	136	1,113
Other, net (5)	(99)	4,697
Gross Adjustments to EBITDA	29,506	18,997
EBITDA As Defined	$486,688	$401,533
EBITDA As Defined, Margin (6)	49.0%	47.4%

(1) During the fourth quarter of fiscal 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale beginning September 30, 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61.4 million, which includes a working capital adjustment of $0.3 million that was settled in July 2018.

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
DECEMBER 29, 2018 AND DECEMBER 30, 2017
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 29, 2018	December 30, 2017
Reported Earnings Per Share
Net income from continuing operations	$196,042	$312,011
Less: dividends on participating securities	(24,309)	(56,148)
	171,733	255,863
Net income from discontinued operations	—	2,764
Net income applicable to common stock - basic and diluted	$171,733	$258,627
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	52,793	52,024
Vested options deemed participating securities	3,473	3,576
Total shares for basic and diluted earnings per share	56,266	55,600
Net earnings per share from continuing operations -basic and diluted	$3.05	$4.60
Net earnings per share from discontinued operations - basic and diluted	—	0.05
Basic and diluted earnings per share	$3.05	$4.65
Adjusted Earnings Per Share
Net income from continuing operations	$196,042	$312,011
Gross adjustments to EBITDA	29,506	18,997
Purchase accounting backlog amortization	934	409
Tax adjustment	(10,136)	(21,332)
Adjusted net income	$216,346	$310,085
Adjusted diluted earnings per share under the two-class method	$3.85	$5.58
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$3.05	$4.60
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	0.43	1.01
Non-cash stock compensation expense	0.24	0.29
Acquisition-related expenses	0.17	0.07
Refinancing costs	0.01	0.03
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.06)	(0.55)
Other, net	0.01	0.13
Adjusted earnings per share	3.85	5.58
Less: One-time impact of tax reform	—	(2.65)
Adjusted earnings per share excluding tax reform	$3.85	$2.93

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 29, 2018 AND DECEMBER 30, 2017
(Amounts in thousands)
(Unaudited)
	Thirteen Week Periods Ended
	December 29, 2018	December 30, 2017
Net cash provided by operating activities	$329,888	$292,811

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(74,592)	(101,926)
Interest expense - net (1)	166,033	155,614
Income tax provision - current	53,719	49,090
Non-cash stock compensation expense (2)	(17,730)	(11,113)
Refinancing costs (4)	(136)	(1,113)
EBITDA from discontinued operations (6)	—	(827)
EBITDA	457,182	382,536
Adjustments:
Acquisition-related expenses (3)	11,739	2,074
Non-cash stock compensation expense (2)	17,730	11,113
Refinancing costs (4)	136	1,113
Other, net (5)	(99)	4,697
EBITDA As Defined	$486,688	$401,533

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, and gain or loss on sale of fixed assets.

(6) During the fourth quarter of fiscal 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale beginning September 30, 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61.4 million, which includes a working capital adjustment of $0.3 million that was settled in July 2018.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	December 29, 2018	September 30, 2018
Cash and cash equivalents	$2,337,316	$2,073,017
Trade accounts receivable - net	657,684	704,310
Inventories - net	838,705	805,292
Current portion of long-term debt	75,847	75,817
Short-term borrowings-trade receivable securitization facility	299,662	299,519
Accounts payable	176,010	173,603
Accrued current liabilities	399,747	351,443
Long-term debt	12,507,616	12,501,946
Total stockholders' deficit	(1,666,893)	(1,808,471)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT	Table 6
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019
(Amounts in millions, except per share amounts)
(Unaudited)
Year Ended
September 30,
2019 (guidance
mid-point)
Net income	$874
Adjustments:
Depreciation and amortization expense	139
Interest expense - net	725
Income tax provision	244
EBITDA	1,982
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	36
Non-cash stock compensation expense (1)	72
Refinancing costs (1)	—
Gross Adjustments to EBITDA	108
EBITDA As Defined	$2,090
EBITDA As Defined, Margin (1)	49.9%

Earnings per share	$15.10
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.43
Non-cash stock compensation expense	0.99
Acquisition-related expenses and adjustments and other, net	0.48
Refinancing costs	—
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.24)
Adjusted earnings per share	$16.76

Weighted-average shares outstanding	56.3
(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2019 GUIDANCE VERSUS PRIOR FISCAL YEAR 2019 GUIDANCE			Table 7

(Amounts in millions, except per share amounts)
(Unaudited)
	Current	Prior
	Fiscal Year 2019	Fiscal Year 2019
	Guidance	Guidance	Change at
	Issued February 5, 2019	Issued November 6, 2018	Mid-Point
Sales	$4,145 to $4,235	$4,125 to $4,215	$20

GAAP Net Income from Continuing Operations	$855 to $893	$843 to $881	$12

GAAP Earnings Per Share from Continuing Operations	$14.76 to $15.44	$14.56 to $15.24	$0.20

EBITDA As Defined	$2,065 to $2,115	$2,045 to $2,095	$20

Adjusted Earnings Per Share	$16.42 to $17.10	$15.92 to $16.60	$0.50

Weighted-Average Shares Outstanding	56.3	56.3	—